                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           PRISON REALTY TRUST, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

         On June 30, 2000, Prison Realty Trust, Inc. ("Prison Realty") announced a proposed restructuring of Prison Realty and Corrections Corporation of America, or CCA, its primary tenant (the "Restructuring"). Under the terms of the proposed Restructuring, Prison Realty will, among other things: (i) merge with CCA for non-cash consideration on or before September 15, 2000; (ii) elect to be taxed as a subchapter C corporation, rather than as a REIT, for federal income tax purposes commencing with its 2000 taxable year; and (iii) select new senior management for Prison Realty through the appointment of a new chief executive officer and chief financial officer.

         In connection with Prison Realty's selection of new senior management, on Monday, July 31, 2000, Prison Realty announced the termination of Doctor R. Crants as Prison Realty's chief executive officer and the appointment of Thomas
W. Beasley, the chairman of the board of directors of Prison Realty, as its interim chief executive officer. Doctor R. Crants, who resigned as a member of the Prison Realty board and as its vice-chairman on July 5, 2000, as well as a member of the CCA board on July 27, 2000, was also terminated as the chief executive officer of CCA. Thomas W. Beasley was also appointed as the interim chief executive officer of CCA. Mr. Crants has informed Prison Realty that he intends to remain as a director of each of the two affiliated service companies, Prison Management Services, Inc. and Juvenile and Jail Facility Management Services, Inc., at the request of each company's voting shareholders.

         Prison Realty is currently conducting a search for a new chief executive officer and will begin a search for a new chief financial officer. Several candidates have been identified and interviews have begun. The selection process will be finalized as expeditiously as possible. The search for the new chief financial officer will be undertaken after the selection of a new chief executive officer.

         The text of the press release containing the announcement of Doctor R. Crants' termination is included herewith. The press release may be deemed to be solicitation material with respect to the proposed Restructuring.

         Prison Realty and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the Restructuring. These directors and executive officers include: Thomas W. Beasley, C. Ray Bell, Jean-Pierre Cuny, Ted Feldman, Joseph V. Russell, Charles
W. Thomas, Ph.D., J. Michael Quinlan, and Vida H. Carroll. As of July 24, 2000, Thomas W. Beasley is deemed to beneficially own 2,490,626 shares of Prison Realty common stock, or approximately 2.1% of Prison Realty's issued and outstanding common stock. The remaining directors and executive officers of Prison Realty beneficially own in the aggregate less than 1% of the common stock of Prison Realty.

  Prison Realty has filed preliminary proxy materials with the U.S. Securities and Exchange Commission (the "Commission") with respect to the Restructuring, including Amendment No. 1 to the preliminary proxy materials filed on Friday, June 30, 2000. Prison Realty expects to file definitive proxy materials with the Commission as soon as is practicable and deliver such materials to Prison Realty's stockholders. Prison Realty stockholders and other investors are urged to read these proxy materials, as they will contain important information. The proxy materials are, and will be, available for free from the Commission's web site at www.sec.gov and from Prison Realty.

                                                            NEWS RELEASE



                       DOCTOR R. CRANTS TERMINATED AS CEO
             OF PRISON REALTY AND CORRECTIONS CORPORATION OF AMERICA

                               ------------------
                       THOMAS W. BEASLEY NAMED INTERIM CEO

Nashville, Tenn. -- (July 31, 2000) -- Prison Realty Trust, Inc. (NYSE: PZN) announced today that Doctor R. Crants was terminated as Chief Executive Officer of Prison Realty Trust, Inc. and Corrections Corporation of America (CCA). Thomas W. Beasley, Chairman of the Board, was named interim Chief Executive Officer of the two companies.

         "Doc Crants' position as CEO was terminated as part of our plan to hire a new Chief Executive Officer under our previously announced corporate restructuring," stated Mr. Beasley. "Our search for a new CEO has narrowed and we are optimistic that an announcement can be made expeditiously. Although no longer a Director or Officer of Prison Realty or CCA, Doc Crants will continue as a director of the two affiliated private services companies, Prison Management Services, Inc. and Juvenile and Jail Facility Management Services, Inc. He will remain on the boards at the request of the voting shareholders of these companies, in order to retain his experience in the private corrections industry."

         "The change in management is part of our proposed restructuring plan to merge Prison Realty with its primary tenant, CCA. Assuming stockholders approve the merger, the new company will elect to be taxed as a C corporation rather than as a REIT, commencing with its 2000 taxable year. As a C corporation, the corporate and financial structure will be simplified, the company will be able to retain earnings to fund future growth opportunities and it will eliminate potential conflicts of interest that have harmed our credibility in the public markets."

         "We will mail proxy statements for Prison Realty's special stockholders' meeting beginning August 1, 2000 with the meeting scheduled for September 12, 2000. We believe the restructuring plan is in the best interest of stockholders and will improve our opportunities to build stockholder value in the future," concluded Mr. Beasley.

ABOUT THE COMPANY

         Prison Realty's business is the development and ownership of correctional and detention facilities. Headquartered in Nashville, Tennessee, the Company provides financing, design, construction and renovation of new and existing jails and prisons that it leases to both private and governmental managers. Prison Realty currently owns or is in the process of developing 50 correctional and detention facilities in 17 states, the District of Columbia, and the United Kingdom.

         Corrections Corporation of America includes companies that provide detention and corrections services to governmental agencies. The Company is the industry leader in private sector corrections with approximately 70,000 beds in 77 facilities under contract or under development in the United States, Puerto Rico, Australia, and the United Kingdom. CCA's full range of services includes design, construction, renovation and management of new or existing jails and prisons, as well as long distance inmate transportation services.

FORWARD-LOOKING STATEMENTS

         This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding changes in management, accounting changes related to a change from federal taxation as a REIT to a C corporation, merger plan between Prison Realty and CCA, earning expectations, and integration of Prison Realty and CCA operations and businesses. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Other factors that could cause operating and financial results to differ are described in Prison Realty's Form 10-K and Form 8-K filed with the Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the SEC. Prison Realty does not undertake any obligation to publicly release the result of any revisions to forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:
Institutional Investor:         Alex Singal (615) 263-3005
Media:                          Susan Hart (615) 263-3104

                                       ###